Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-1, as amended (File No. 333-269409), and related Prospectus of our report dated June 29, 2023, relating to the financial statements of Addentax Group Corp., appearing in the Annual Report on Form 10-K, as amended by this Form 10-K/A, of Addentax Group Corp. for the year ended March 31, 2023.

/s/ Pan-China Singapore PAC (6255)

Chartered Accountants

Singapore

October 26, 2023